Joe's Jeans Requests and Receives Additional 180 Day Grace Period From Nasdaq

LOS ANGELES, CA -- (Marketwire - December 12, 2011) - Joe's Jeans Inc. (NASDAQ: JOEZ) announced today that the Company received notification from The Nasdaq Stock Market indicating that the Company will have an additional 180 day grace period to regain compliance with Nasdaq's $1.00 minimum bid price requirement.

Marc Crossman, President and CEO, stated, "We are pleased that we were able to receive this additional 180 day compliance period. During this period, we expect to release our 4th Quarter 2011 earnings report and articulate our growth strategy for 2012. We will also release our 1st Quarter 2012 earnings report." Crossman continued, "This grace period gives us time to increase our valuation through positive operating results in order to justify our stock trading above the $1.00 threshold for the required period."

The Company is eligible for the additional grace period because it met the initial listing requirements for the Nasdaq Capital Market except for maintaining a closing bid price of a minimum of $1.00 per share. If the Company does not regain compliance during this 180 day grace period, the Company will request a hearing to present a plan for compliance. Crossman concluded, "Because we otherwise meet all of the other listing requirements, we remain committed to maintaining our Nasdaq listing. Further, this letter has no immediate effect on the listing of our common stock at this time."

About Joe's Jeans Inc.

Joe's Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe's® brand and related trademarks. More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this document involved estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words "intend," "believe," "estimate, "project," "expect" or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; continued acceptance of the Joe's® brand in the marketplace; successful implementation of any growth or strategic plans; the ability of the Company to be successful in its growth strategy, the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company's financial performance or strategies; the highly competitive nature of the Company's business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company's ability to respond to the business environment and fashion trends; effective inventory management; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company's third party vendors could have a negative impact on the company's reputation; a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company's other filings, including current reports on Form 8-K, made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Joe's Jeans Inc.
Hamish Sandhu
323-837-3700 x 304
(Investor Relations)

Alejandra Dibos
alejandra@joesjeans.com
(Press)